Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-202490) and related Prospectus of CommScope Holding Company, Inc. and the Registration Statement (Form S-8 No. 333-191959) pertaining to the CommScope Holding Company, Inc. 2013 Long-Term Incentive Plan, Amended and Restated CommScope Holding Company, Inc. 2011 Incentive Plan, Amended and Restated CommScope, Inc. 2006 Long-Term Incentive Plan, Amended and Restated CommScope, Inc. 1997 Long-Term Incentive Plan, Andrew Corporation Management Incentive Program, and Options Granted to Non-Employee Directors Outside of a Plan of our reports dated February 18, 2016, with respect to the consolidated financial statements and schedule of CommScope Holding Company, Inc. and the effectiveness of internal control over financial reporting of CommScope Holding Company, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Charlotte, North Carolina

February 18, 2016